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                                                                    EXHIBIT 23.3


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


         As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated January 26, 1999 included ( or incorporated by reference) in West Coast Bancorp's Form10-K for the year ended December 31, 1998 and to all references to our Firm included in this registration statement.


/s/ DWYER, PEMBERTON & COULSON

Tacoma, Washington
August 26, 1999